Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:	Martha Fleming, Howard Griffith Fidelity Southern Corporation (404) 240-1504
FIDELITY SOUTHERN CORPORATION
REPORTS 2006 FIRST QUARTER RESULTS
     ATLANTA, GA (April 20, 2006) — Fidelity Southern Corporation (“Fidelity”) (NASDAQ:LION) reported net income of $2,111,000 for the first quarter of 2006 compared to $2,235,000 for the same quarter in 2005, a 5.5% decrease. Basic and diluted earnings per share for the quarter ended March 31, 2006, were $.23 compared to $.24 for the same quarter in 2005.
     As of March 31, 2006, total assets were $1.419 billion compared to $1.269 billion at March 31, 2005, a $151 million or 11.9% increase. In other year-ago comparisons, loans increased 13.4% to $1.138 billion, deposits increased 12.4% to $1.155 billion and shareholders’ equity increased 8.6% to $87 million.
     Fidelity Chairman James B. Miller, Jr. said, “This is a solid quarter. Average interest-earning assets increased 12.2% in the first quarter of 2006 compared to the first quarter of 2005. This significant increase continues to be driven by strong quality loan growth.” He continued, “The first quarter net income reflects planned advertising and promotion costs associated with our transaction deposit acquisition program which began in January, major expansion of our SBA Lending Department, and the hiring of proven commercial and indirect lenders. These initiatives will lead to improved financial performance and build shareholder value through the remainder of 2006 and beyond.”
     Net interest income for the first quarter of 2006 increased $704,000, or 7.3%, to $10.3 million when compared to the same quarter in 2005. This increase was driven by an increase in average interest-earning assets, offset in part by a 15 basis point decline in net interest margin to 3.15% for the first quarter compared to 3.30% for the first quarter of 2005. The net interest margin for the quarter ended December 31, 2005, was 3.17%
     Total interest income for the first quarter of 2006 increased $4.7 million or 28.5% compared to the same quarter in 2005. This increase in interest income was due to both an 82 basis point increase in the yield on interest-earning assets to 6.49% and the $145 million increase in average interest-earning assets for the first quarter of 2006 when compared to the same quarter in 2005.

Fidelity Southern Corporation
First Quarter Earnings Release
April 20, 2006

     Interest expense for the first quarter of 2006 increased $4.0 million or 57.8% compared to the same quarter in 2005. The increase in interest expense was attributable to both a 104 basis point increase in the cost of interest-bearing liabilities to 3.76% and a $146 million increase in interest-bearing liabilities for the first quarter of 2006 when compared to the same quarter in 2005.
     The provision for loan losses for the first quarter of 2006 was $675,000 compared to $900,000 for the first quarter of 2005. The lower provision was because of lower levels of net charge-offs during the past three years. The ratio of net charge-offs to average loans outstanding for the first quarter of 2006 was .24% compared to .21% for the same quarter of 2005.
     Noninterest income for the first quarter of 2006 was $3.6 million compared to $3.2 million for the same quarter of 2005, an increase of 11.2%. The first quarter 2006 increase in noninterest income was primarily due to increases of $313,000 and $120,000 in SBA lending activities and income from bank owned life insurance, respectively. A decline in mortgage banking activities was primarily due to a decline in mortgage loan production resulting from rising rates and intense competition.
     Noninterest expense for the first quarter of 2006 increased $1.6 million, or 18.6%, to $10.1 million when compared to the same quarter of 2005. During this period, the primary increases in noninterest expenses compared to 2005 were in salaries and benefits expense of $830,000, a 17.7% increase, and in advertising and promotion costs associated with the transaction deposit acquisition program which began in January of $380,000, a 550.7% increase. The increases in cost were primarily driven by Fidelity’s Strategic Plan, which includes accelerating our focus on strengthening our sales culture to increase both quality loan production and transaction deposit growth.
     Fidelity Southern Corporation, through its operating subsidiaries Fidelity Bank and LionMark Insurance Company, provides a wide range of banking, mortgage and investment services, and a credit related insurance product through 19 branches in Atlanta, Georgia, and an insurance office in Atlanta, Georgia. Mortgage, construction, and automobile loans are also provided through offices in Jacksonville, Florida. For additional information about Fidelity’s products and services, please visit the web site at www.FidelitySouthern.com.
     This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to present or future trends or factors generally affecting the banking industry and specifically affecting Fidelity’s operations, markets, and products. Without limiting the foregoing, the words “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties. Actual results could differ materially from those projected for many reasons, including without

Fidelity Southern Corporation
First Quarter Earnings Release
April 20, 2006

limitation, changing events and trends that have influenced Fidelity’s assumptions. These trends and events include (i) changes in the interest rate environment which may reduce margins, (ii) non-achievement of expected growth, (iii) less favorable than anticipated changes in the national and local business environment and securities markets, (iv) adverse changes in the regulatory requirements affecting Fidelity, (v) greater competitive pressures among financial institutions in Fidelity’s market, (vi) changes in fiscal, monetary, regulatory, and tax policies, (vii) changes in political, legislative, and economic conditions, (viii) inflation, and (ix) greater loan losses than historic levels and (x) failure to achieve the revenue increases expected to result from Fidelity’s recent investments in its transaction deposit and lending businesses. Investors are encouraged to read the related section in Fidelity Southern Corporation’s 2005 Annual Report to Shareholders and the 2005 Annual Report on Form 10-K, including the “Risk Factors” set forth therein. Additional information and other factors that could affect future financial results are included in Fidelity’s filings with the Securities and Exchange Commission.
-end-

FIDELITY SOUTHERN CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	QUARTERS ENDED
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)	MARCH 31,
	2006	2005
INTEREST INCOME
LOANS, INCLUDING FEES	$19,074	$14,530
INVESTMENT SECURITIES	2,099	1,974
FEDERAL FUNDS SOLD AND BANK DEPOSITS	86	43

TOTAL INTEREST INCOME	21,259	16,547

INTEREST EXPENSE
DEPOSITS	8,662	5,431
SHORT-TERM BORROWINGS	743	379
SUBORDINATED DEBT	1,053	832
OTHER LONG-TERM DEBT	483	291

TOTAL INTEREST EXPENSE	10,941	6,933

NET INTEREST INCOME	10,318	9,614

PROVISION FOR LOAN LOSSES	675	900

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	9,643	8,714

NONINTEREST INCOME
SERVICE CHARGES ON DEPOSIT ACCOUNTS	973	1,007
OTHER FEES AND CHARGES	375	292
MORTGAGE BANKING ACTIVITIES	149	332
BROKERAGE ACTIVITIES	226	205
INDIRECT LENDING ACTIVITIES	1,000	1,028
SBA LENDING ACTIVITIES	367	54
BANK OWNED LIFE INSURANCE	270	150
SECURITIES GAINS, NET	—	—
OTHER OPERATING INCOME	194	128

TOTAL NONINTEREST INCOME	3,554	3,196

NONINTEREST EXPENSE
SALARIES AND EMPLOYEE BENEFITS	5,520	4,690
FURNITURE AND EQUIPMENT	665	740
NET OCCUPANCY	849	857
COMMUNICATION EXPENSES	380	329
PROFESSIONAL AND OTHER SERVICES	781	677
ADVERTISING AND PROMOTION	449	69
STATIONERY, PRINTING AND SUPPLIES	160	146
INSURANCE EXPENSES	78	132
OTHER OPERATING EXPENSES	1,197	859

TOTAL NONINTEREST EXPENSE	10,079	8,499

INCOME BEFORE INCOME TAX EXPENSE	3,118	3,411
INCOME TAX EXPENSE	1,007	1,176

NET INCOME	$2,111	$2,235

EARNINGS PER SHARE:
BASIC EARNINGS PER SHARE	$0.23	$0.24

DILUTED EARNINGS PER SHARE	$0.23	$0.24

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING — BASIC	9,248,000	9,152,686

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING — FULLY DILUTED	9,265,352	9,210,296

FIDELITY SOUTHERN CORPORATION
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(DOLLARS IN THOUSANDS)	MARCH 31,	DECEMBER 31,	MARCH 31,
ASSETS	2006	2005	2005
CASH AND DUE FROM BANKS	$26,122	$21,179	$22,973
FEDERAL FUNDS SOLD	16,212	44,177	15,039
INVESTMENTS AVAILABLE-FOR-SALE	118,546	124,200	107,621
INVESTMENTS HELD-TO-MATURITY	43,693	44,660	52,063
LOANS HELD-FOR-SALE	33,122	30,608	39,315
LOANS	1,137,670	1,099,169	1,003,378
ALLOWANCE FOR LOAN LOSSES	(12,645)	(12,643)	(12,558)

LOANS, NET	1,125,025	1,086,526	990,820
PREMISES AND EQUIPMENT, NET	14,938	14,068	13,215
OTHER REAL ESTATE	—	—	814
ACCRUED INTEREST RECEIVABLE	6,841	6,736	5,422
BANK OWNED LIFE INSURANCE	24,969	24,734	14,037
OTHER ASSETS	9,852	8,815	7,321

TOTAL ASSETS	$1,419,320	$1,405,703	$1,268,640

LIABILITIES

DEPOSITS:
NONINTEREST BEARING DEMAND	$123,596	$120,970	$121,052
INTEREST BEARING DEMAND/MONEY MARKET	224,408	224,511	243,328
SAVINGS	177,590	176,760	130,727
TIME DEPOSITS, $100,000 AND OVER	235,480	225,162	206,005
OTHER TIME DEPOSITS	393,670	376,610	326,022

TOTAL DEPOSIT LIABILITIES	1,154,744	1,124,013	1,027,134

FED FUNDS PURCHASED	5,000	15,000	—
OTHER SHORT-TERM BORROWINGS	69,320	77,488	74,980
SUBORDINATED DEBT	46,908	46,908	46,908
OTHER LONG-TERM DEBT	48,000	48,000	34,000
ACCRUED INTEREST PAYABLE	4,565	4,469	2,717
OTHER LIABILITIES	3,751	3,086	2,792

TOTAL LIABILITIES	1,332,288	1,318,964	1,188,531

SHAREHOLDERS’ EQUITY

COMMON STOCK	44,365	44,178	43,540
TREASURY STOCK	(2)	(17)	(59)
ACCUMULATED OTHER COMPREHENSIVE (LOSS) INCOME	(2,716)	(1,434)	(1,220)
RETAINED EARNINGS	45,385	44,012	37,848

TOTAL SHAREHOLDERS’ EQUITY	87,032	86,739	80,109

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,419,320	$1,405,703	$1,268,640

BOOK VALUE PER SHARE	$9.40	$9.39	$8.74

SHARES OF COMMON STOCK OUTSTANDING	9,257,476	9,237,727	9,168,136

FIDELITY SOUTHERN CORPORATION
ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES
(UNAUDITED)

(DOLLARS IN THOUSANDS)	QUARTERS ENDED		YEAR ENDED
	MARCH 31,		DECEMBER 31,
	2006	2005	2005
BALANCE AT BEGINNING OF PERIOD	$12,643	$12,174	$12,174
CHARGE-OFFS:
COMMERCIAL, FINANCIAL AND AGRICULTURAL	—	—	385
SBA	76	—	—
REAL ESTATE-CONSTRUCTION	—	—	—
REAL ESTATE-MORTGAGE	—	3	160
CONSUMER INSTALLMENT	938	703	2,890

TOTAL CHARGE-OFFS	1,014	706	3,435
RECOVERIES:
COMMERCIAL, FINANCIAL AND AGRICULTURAL	36	37	284
SBA	111	—	—
REAL ESTATE-CONSTRUCTION	—	—	—
REAL ESTATE-MORTGAGE	2	6	41
CONSUMER INSTALLMENT	192	147	679

TOTAL RECOVERIES	341	190	1,004

NET CHARGE-OFFS	673	516	2,431
PROVISION FOR LOAN LOSSES	675	900	2,900

BALANCE AT END OF PERIOD	$12,645	$12,558	$12,643

RATIO OF NET CHARGE-OFFS DURING PERIOD TO AVERAGE LOANS OUTSTANDING, NET	0.24%	0.21%	0.23%
ALLOWANCE FOR LOAN LOSSES AS A PERCENTAGE OF LOANS	1.11%	1.25%	1.15%

	NONPERFORMING ASSETS
	(UNAUDITED)
(DOLLARS IN THOUSANDS)	MARCH 31,
	2006	2005
NONACCRUAL LOANS	$1,983	$1,180
REPOSSESSIONS	1,153	648
OTHER REAL ESTATE	0	814

TOTAL NONPERFORMING ASSETS	$3,136	$2,642

LOANS PAST DUE 90 DAYS OR MORE AND STILL ACCRUING	$—	$1

RATIO OF LOANS PAST DUE 90 DAYS OR MORE AND STILL ACCRUING TO TOTAL LOANS	0.00%	0.00%

RATIO OF NONPERFORMING ASSETS TO TOTAL LOANS AND REPOSSESSIONS	0.27%	0.25%

FIDELITY SOUTHERN CORPORATION
LOANS, BY CATEGORY
(UNAUDITED)

(DOLLARS IN THOUSANDS)				PERCENT CHANGE
	MARCH 31,	DECEMBER 31,	MARCH 31,
				Mar. 31, 2006/	March 31, 2006/
	2006	2005	2005	Dec. 31, 2005	March 31, 2005
COMMERCIAL, FINANCIAL AND AGRICULTURAL	$95,970	$89,655	$90,187	7.04%	6.41%
TAX-EXEMPT COMMERCIAL	8,800	7,572	6,198	16.22%	41.98%
REAL ESTATE MORTGAGE — COMMERCIAL	121,274	107,817	100,946	12.48%	20.14%

TOTAL COMMERCIAL	226,044	205,044	197,331	10.24%	14.55%
REAL ESTATE-CONSTRUCTION	213,341	206,864	172,561	3.13%	23.63%
REAL ESTATE-MORTGAGE	139,831	132,067	134,937	5.88%	3.63%
CONSUMER INSTALLMENT	558,454	555,194	498,549	0.59%	12.02%

LOANS	1,137,670	1,099,169	1,003,378	3.50%	13.38%
LOANS HELD-FOR-SALE:
ORIGINATED RESIDENTIAL MORTGAGE LOANS	1,698	1,045	4,315	62.49%	(60.65)%
SBA LOANS	9,424	3,563	—	164.50%	—%
INDIRECT AUTO LOANS	22,000	26,000	35,000	(15.38)%	(37.14)%

TOTAL LOANS HELD-FOR-SALE	33,122	30,608	39,315	8.21%	(15.75)%

TOTAL LOANS	$1,170,792	$1,129,777	$1,042,693

FIDELITY SOUTHERN CORPORATION
AVERAGE BALANCE, INTEREST AND YIELDS
(UNAUDITED)

	YEAR-TO-DATE
	March 2006			March 2005
	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans, net of unearned income
Taxable	$1,149,351	$18,973	6.69%	$1,008,748	$14,448	5.81%
Tax-exempt (1)	8,077	146	7.32%	6,893	118	6.94%

Total loans	1,157,428	19,119	6.70%	1,015,641	14,566	5.81%

Investment securities
Taxable	166,569	2,099	4.97%	164,042	1,974	4.82%
Tax-exempt	—	—	0.00	—	—	0.00

Total investment securities	166,569	2,099	4.97%	164,042	1,974	4.82%

Interest-bearing deposits	1,007	11	4.25%	1,037	6	2.42%
Federal funds sold	7,052	75	4.34%	6,169	37	2.42%

Total interest-earning assets	1,332,056	21,304	6.49%	1,186,889	16,583	5.67%

Cash and due from banks	20,537			22,644
Allowance for loan losses	(12,802)			(12,353)
Premises and equipment, net	14,385			13,449
Other real estate owned	(4)			721
Other assets	38,518			25,055

Total assets	$1,392,690			$1,236,405

Liabilities and shareholders’ equity
Interest-bearing liabilities:
Demand deposits	$216,512	$1,096	2.05%	$240,821	$950	1.60%
Savings deposits	176,624	1,615	3.71%	128,985	731	2.30%
Time deposits	610,549	5,952	3.95%	525,286	3,750	2.90%

Total interest-bearing deposits	1,003,685	8,663	3.50%	895,092	5,431	2.46%

Federal funds purchased	12,778	149	4.72%	8,622	58	2.75%
Securities sold under agreements to repurchase	32,462	230	2.87%	19,655	69	1.42%
Other short-term borrowings	36,056	365	4.11%	38,267	252	2.67%
Subordinated debt	46,908	1,053	9.11%	38,316	832	8.80%
Long-term debt	48,000	483	4.08%	34,000	291	3.47%

Total interest-bearing liabilities	1,179,889	10,943	3.76%	1,033,952	6,933	2.72%

Noninterest-bearing:
Demand deposits	116,766			115,220
Other liabilities	9,309			7,721
Shareholders’ equity	86,726			79,512

Total liabilities and shareholders’ equity	$1,392,690			$1,236,405

Net interest income / spread		$10,361	2.73%		$9,650	2.95%

Net interest margin			3.15%			3.30%

(1)	Interest income includes the effect of taxable-equivalent adjustment for 2006 and 2005 of $45,000 and $36,000 respectively.